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                                                               Exhibit 15.4



                               SECRETARY'S CERTIFICATE
                       AETNA LIFE INSURANCE AND ANNUITY COMPANY



          I, Susan E. Schechter, Corporate Secretary of Aetna Life Insurance and Annuity Company (the "Company") hereby certify that in accordance with Section 33-316(d) of the Connecticut General Statutes, the following resolutions attached hereto as Exhibit A were duly adopted by the Board of Directors of the Company by Unanimous Written Consent dated September 11, 1995, and that such resolutions are still in full force and effect and have not been rescinded or modified.

          IN WITNESS WHEREOF I have hereunto set my hand this 13th of September 1995.



                                             /s/Susan E. Schechter
                                             Susan E. Schechter




























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                                Exhibit A



                       AETNA LIFE INSURANCE AND ANNUITY COMPANY


                     Unanimous Consent of the Board of Directors
                             to Actions Without a Meeting




          The undersigned, being all of the Directors of Aetna Life Insurance and Annuity Company (the "Company"), a Connecticut corporation, do hereby waive notice and the holding of a meeting and adopt the following resolutions pursuant to Section 33-316(d) of the Connecticut Stock Corporation Act:

          RESOLVED, that this Company is hereby authorized to enter into one or more transactions ("Assumption Reinsurance") for the purpose of effecting the acquisition of certain blocks of business of non-group life insurance, variable annuities and guaranteed investment contracts from Confederation Life Insurance & Annuity Company, for such consideration and upon such terms as the President of this Company shall deem necessary or appropriate, and

          FURTHER RESOLVED, that, in connection with and for the purpose of effecting the aforesaid transaction, the officers of this Company are hereby severally authorized to negotiate and to enter into one or more agreements, including therein such representations, warranties, covenants, conditions, indemnities and other terms and provisions as such officers may severally deem necessary or appropriate, and to execute and deliver the same and to execute and deliver all other instruments, documents and agreements necessary or appropriate in connection with the execution and delivery thereof, such execution and delivery conclusively to evidence due authorization and approval thereof; and

          FURTHER RESOLVED, that in connection with such Assumption Reinsurance, the officers and directors of this Company are hereby severally authorized and directed to take such actions as are necessary under applicable state and federal securities laws, including, without limitation, the preparation, execution and filing with the Securities and Exchange Commission (the "Commission"), and any state securities commission, under (i) the Securities Act of 1933 (the "1933 Act") and any applicable state securities act, with respect to the interest in the Separate Account, such applications for registration, registration statements (and any pre-effective or post-effective amendments

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          thereto), applications for exemptive orders (and any amendments thereto), reports, forms or other documents, and (ii) the Investment Company Act of 1940, as amended, to reflect that the Company will be the depositor of the Separate Account and to reflect the new name of the Separate Account as "Variable Annuity Account G of Aetna Life Insurance and Annuity Company," such amendment to the registration statement of the Separate Account (any other post-effective amendments thereto), applications for exemptive orders (and any amendments thereto), reports, forms or other documents; and

          FURTHER RESOLVED, that, in connection with the transactions authorized by these resolutions, the officers of this Company are hereby severally authorized to certify any vote or resolution on behalf of this Company in the specific language required by any federal agency or state in which such vote or resolution is deemed necessary or appropriate, and that any such vote or resolution is hereby deemed adopted in haec verba with the same force and effect as if set forth herein at length, and copies thereof are hereby ordered to be filed with the records of this Company; and

          FURTHER RESOLVED, that the officers of this Company are hereby severally authorized to take all such further actions, and to incur and pay all such expenses and to do or cause to be done any and all acts and things whatsoever, as they may severally deem necessary or appropriate in order to carry out and effectuate the intent and purposes of the foregoing; and

          FURTHER RESOLVED, that all actions heretofore taken by any officer or Director of this Company in connection with any transaction authorized by these votes and consistent with the intent and purposes of the foregoing are hereby ratified, confirmed and approved in all respects as the actions of the Board of this Company.


















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          IN WITNESS WHEREOF, the undersigned have executed this consent as of the date indicated below:


          /s/Dominick J. Agostino            /s/Daniel P. Kearney
          Dominick J. Agostino                    Daniel P. Kearney


          /s/Gary G. Benanav                 /s/John Y. Kim
          Gary G. Benanav                    John Y. Kim


          /s/Christopher J. Burns            /s/Shaun P. Mathews
          Christopher J. Burns               Shaun P. Mathews


          /s/Laura R. Estes                  /s/Scott A. Striegel
          Laura R. Estes                     Scott A. Striegel


          /s/James C. Hamilton
          James C. Hamilton


          Dated: September 11, 1995




























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